UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

eBay Inc. is filing this amendment to its Current Report on Form 8-K, as filed with the SEC on January 19, 2011, to refile the press release attached as Exhibit 99.1 in order to correct a typographical error with respect to reported “Marketplaces - Gross merchandise volume (excl. vehicles) – International” as set forth in the last row of the “Fourth Quarter and Full Year 2010 Financial Highlights” table on page 1 of the press release. As amended, “Marketplaces - Gross merchandise volume (excl. vehicles) – International” for full year 2010 has been corrected to read “$33,116”, and not the originally reported “$31,116”, and the numbers under the year-over-year “Change” column have been corrected to read “$4,382” and “15%”, and not the originally reported “$2,382” and “8%”, respectively. All other information included in the original filing is unchanged.

Item 2.02.	Results of Operations and Financial Condition

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and is not to be incorporated by reference into any filing by eBay Inc. under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

On January 19, 2011, eBay Inc. announced its financial results for the quarter and year ended December 31, 2010. A copy of eBay’s press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this report.

The attached press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP revenue excluding Skype, non-GAAP net income excluding Skype, non-GAAP earnings per diluted share excluding Skype, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Net Income Excluding Skype,” “Reconciliation of GAAP Net Revenue to Non-GAAP Net Revenue Excluding Skype,” “Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in the attached press release for further information regarding these non-GAAP financial measures, including a reconciliation of these measures to the nearest comparable GAAP measures and an explanation of why eBay includes these non-GAAP measures.

The attached press release also contains forward-looking statements relating to, among other things, eBay’s future performance. A more thorough discussion of certain factors that may affect eBay’s actual results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in eBay’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations web site at http://investor.ebayinc.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in the attached press release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release dated January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: January 19, 2011	/s/ Brian H Levey
	Name:	Brian H. Levey
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated January 19, 2011